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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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               1.    PUERTO RICO TELEPHONE COMPANY, INC.
                     (Doing business as Puerto Rico Telephone)

                     Physical address:                         1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
                     Mailing address:                          P.O. Box 360998, San Juan, P.R. 00936-0998
                     State/jurisdiction of Incorporation:      Puerto Rico

               2.    VERIZON WIRELESS PUERTO RICO, INC. (formerly Celulares Telefonica, Inc.)
                     (Doing business as Verizon Wireless)

                     Physical address:                         1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
                     Mailing address:                          P.O. Box 360998, San Juan, P.R. 00936-0998
                     State/jurisdiction of Incorporation:      Puerto Rico

               3. COQUI.NET CORPORATION (formerly Coqui.com Corporation) (Doing business as Coqui.net)

                     Physical address:                         1515 F.D. Roosevelt Avenue, Guaynabo, Puerto Rico 00968
                     Mailing address:                          P.O. Box 360998, San Juan, P.R. 00936-0998
                     State/jurisdiction of Incorporation:      Puerto Rico
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